Comstock Secures Majority Interest in Lithium-Ion Battery Recycling Company;
Facility Plans 10,000 Tons Per Year of 99.9% Pure Lithium-ion Cathodes for Clean Energy Transition

Virginia City, NV (February 17, 2021) – Comstock Mining Inc. (NYSE: LODE) (“Comstock” and the “Company”) today announced transactions securing the rights to a majority equity stake in LINICO Corporation (“LiNiCo”), a lithium-ion battery (“LIB”) recycling company who recently acquired a state-of-the-art battery metal recycling facility from Aqua Metals, Inc. (“Aqua Metals”) (NASDAQ: AQMS) located in the Tahoe Reno Industrial (“TRI”) Center in Storey County, Nevada. The Company will pay $4,500,000 in cash and 3,000,000 shares of its restricted common stock, representing up to $10,750,000 in consideration for up to a 64% ownership stake in LiNiCo. Aqua Metals is investing $2,000,000 for a 10% stake in LiNiCo.
LiNiCo will use the proceeds to increase its direct strategic investment in Green Li-ion Pte, Ltd. (“Green Li-ion”), purchase Green Li-ion’s patented process equipment, with exclusive rights for the U.S. market, enabling the production of 99.9% pure lithium-ion cathodes. LiNiCo’s Chief Executive Officer and Founder, Michael Vogel commented, “Our agreements accelerate the race towards reducing carbon emissions by valorizing critical metals and supporting the increasingly high demand for electric vehicles (“EVs”). Aligning ourselves with Comstock, Green Li-ion and Aqua Metals creates a unique ecosystem of complimentary companies.”
LiNiCo’s facility was designed for, and perfectly situated to, receive, crush, and separate battery materials into black mass. Green Li-ion’s technology has been proven to convert black mass into rejuvenated, high purity, battery grade metals and essentially pure cathodes for a fraction of the cost and time of conventional solutions.
Extraordinary Growth
Lithium-ion battery production capacity has increased tenfold in the past decade. According to a recent report from the International Energy Agency (“IEA”), demand for lithium is expected to significantly increase to fill global demand for electric vehicles (“EVs”). ARK Invest recently concluded that EV sales will increase to about 40% of global auto sales within five to six years. Tesla (NASDAQ: TSLA) CEO Elon Musk recently provided a similar estimate, tweeting his view that the industry could produce 30 million EVs per year by 2027.
Hitting that output will require about 1.8 million tons per year of lithium carbonate equivalent (“LCE”), or about five times more than the entire lithium mining industry produces today, and fifteen times the total LCE used in new EVs in 2020. The miners and manufacturers can scale up to meet that demand, however, according to a January 2020 USGS mineral commodity summary, there are only about 80 million tons of identified lithium resources worldwide, and EV batteries are typically landfilled after eight to ten years of use. A recent report by independent analysts, Yole Développement estimated that expired LIBs are landfilled annually with over $300 million in strategic metals, an amount estimated to grow to over $1.2 billion in strategic metals by 2025 and $24 billion by 2040.

Creating Closed Loop Systems for Clean Energy with
Climate Smart Mining
“Continued advances in energy storage are inevitable, but no resource is infinite, and most of that lithium will need to be recovered and reused at some point,” said Corrado De Gasperis, Comstock’s Executive Chairman and CEO. “We see spent lithium-ion batteries as a potent industrial mineral, and – as with any resource, we need the right team, technology, and infrastructure to extract and process it. This transaction assembles all three into an ecosystem of aligned partners, operating systemically on a common goal.”

LiNiCo plans to commence production later this year, building toward cathode production capacity of about 10,000 tons per year. At just 33% of that rate and 60% of applicable commodity prices, the LiNiCo facility should generate more than $100 million in sales with pre-tax operating income margins exceeding 30%, adding 40 good paying Nevada jobs and making a landmark contribution to Comstock’s Environmental, Social and Corporate Governance (“ESG”), Product and Process Stewardship and Climate Smart Mining goals.
Mr. De Gasperis concluded, “We believe that this acquisition builds on Comstock’s strategy for developing high-cash generating, conservation-based processes that valorize these increasingly strategic, critical resources. We have now diversified into the critical electrification metals, including silver, lithium, nickel and cobalt, complementing and expanding on our existing precious metal processing competencies. Our objective is to renew these scarce resources while driving sustained value growth for all of our stakeholders – financial, natural and social. We are passionate stewards of our environment, developing closed loop projects that offset the environmental and social costs of conventional mining practices.”
Remarkably, each ton of conventionally mined lithium extraction can require nearly 2,000 tons of water utilization whereas LiNiCo’s process and the existing water recycling system in LiNiCo’s state-of-the art facility only consumes a tiny fraction of that amount to produce the same output, significantly enhancing conservation.
LiNiCo’s battery recycling facility is located in the immediate vicinity of Tesla’s Gigafactory #1 in TRI Center.
A photo accompanying this announcement is available at: https://www.comstockmining.com/press-releases/comstock-secures…nergy-transition/
About LINICO Corporation (“LiNiCo”)
LINICO Corporation is a cleantech startup, with a state-of-the art battery metals recycling facility focused on commercializing economically viable and environmentally sustainable technologies for lithium-ion battery recycling. LiNiCo’s goal is to alleviate the global reliance on harmful mining activities that are used in the production of critical metals, to support the increasingly high demand and shortage of these critical metals, to close-the-loop on sustainable practices for end-of-life lithium-ion batteries and to support a clean energy economy. To learn more, please visit www.linico.io.
About Green Li-Ion Pte, Ltd.
Green Li-Ion solves the existential risk to the precious metals industry and the environment. With patented deep technology that is cleaner, faster and four times more profitable than current lithium ion battery recycling. Green Li-Ion technology is the only closed loop technology to fully rejuvenate the lithium ion battery cathode for the circular economy. Green Li-Ion's Multi-Cathode technology and GLMC-1 control unit enhances current lithium ion battery recycling lines to produce 99.9% pure cathodes. To learn more please visit www.greenli-ion.com.
About Aqua Metals, Inc.
Aqua Metals, Inc. (NASDAQ: AQMS) is a leading innovator in lead battery metal recycling with its patented hydrometallurgical AquaRefining™ technology. The modular Aqualyzers™ cleanly generate ultra-pure metal one atom at a time, closing the sustainability loop for the rapidly growing energy storage economy. Aqua Metals’ offerings include equipment supply, services and licensing of the AquaRefining technology to recyclers across the globe. Aqua Metals is based in McCarran, Nevada. To learn more, please visit www.aquametals.com.
About Comstock Mining Inc.
Comstock Mining Inc. (NYSE: LODE) (the “Company”) is an emerging leader in sustainable mineral development and production of environment-enhancing, increasingly scarce strategic and precious metals, focused on conservation-based waste, high-value, cash-generating, mineral and metals essential to meeting the rapidly increasing demand for clean energy technologies. The Company has extensive, contiguous property in the historic, world-class Comstock and Silver City mining districts (collectively, the “Comstock District”) with fully permitted, metallurgical labs and an operational, mineral processing and beneficiation platform that includes a growing portfolio of mercury remediation, gold and silver extraction facilities. To learn more, please visit www.comstockmining.com.
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Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com